Exhibit 10.1

                          SETTLEMENT & GENERAL RELEASE
                          ----------------------------

     This SETTLEMENT AGREEMENT AND GENERAL RELEASE is entered into as of the 21st day of June, 2005 by and between Jane Butel Corp., a Florida corporation (the "Company") and 21st Century Technologies, Inc., a Nevada corporation ("TFCY").

     WHEREAS, TFCY has asserted certain claims against the Company said to arise out of all agreements between the Company and TFCY from July 2003 until the date above (as supplemented) and/or certain transactions between or among the Company and various third parties; and

     WHEREAS, in connection with such claims TFCY has alleged that it has suffered damages, including cash placement of $708,925.74 (outlined on Exhibit A and incorporated by reference herein), and warrants to purchase an aggregate of $708,925.74 worth of the Company's common stock at priced outlined in various agreements entered into between the parties ("Prior Funding Agreements"); and

     WHEREAS, the parties desire to settle all claims of whatever kind between them without admission of liability of any kind, subject to the terms and conditions hereof;

NOW THEREFORE, in consideration of the premises and the undertakings set forth herein, and intending to be fully bound hereby, the parties agree:

1. Effective as of the date hereof and upon the satisfaction of the conditions precedent set forth in paragraph 2 below, any and all agreements of whatever kind between the Company and TFCY are hereby cancelled and terminated and shall have no further force or effect. Neither party shall have any further rights or obligations under any such agreements.

2. The Company hereby agrees to pay to TFCY the sum of $710,000 in a convertible debenture dated June 21, 2005 which is attached hereto as Exhibit B and is incorporated herein by this reference. A condition precedent to the effectiveness of this Settlement and General Release is the execution of the Convertible Debenture by duly authorized representatives of the Company, as obligor under the Convertible Debenture, and Dutchess Private Equities Fund, II, as Guarantor under the Convertible Debenture.

3. For and in consideration of such payment by the Company and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, TFCY (for itself and its respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, successors, transferees, and all persons acting by, through, under or in concert with any of them) hereby absolutely and irrevocably releases, waives, relinquishes, renounces and discharges forever the "Company" and its past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, employers, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them, and all persons acting by, through, under or in concert with any of them from any and all claims, suits, damages, debts, liens, liabilities, obligations, promises, judgments, demands, losses, causes of actions (including causes of action for tortuous conduct, fraud, fraudulent inducement or otherwise), rights, costs and expenses (including, without limitation, attorneys' fees and expenses) of every kind, nature and description, in law or in equity, whether the same be known or unknown, or known in the future, billed or unbilled, suspected or unsuspected, absolute or contingent, disclosed or undisclosed, direct or indirect or nominally or beneficially possessed or claimed by the Releasor, relating to or arising out of any contract, arrangement, understanding or agreement that TFCY may have and/or may have had with the Company from the beginning of time through the date hereof, including by way of illustration and not limitation the Prior Funding Agreements and any documents entered into in connection therewith (collectively, the "Released Claims");

4. If TFCY brings any claim, suit, action or manner of action against any the Company in administrative proceedings, in arbitration, at law, in equity or mixed, in any way connected with, relating to or arising out of the Released Claims, then TFCY agrees to indemnify and hold harmless the Company in the amount of any final monetary judgment or settlement and any related costs (including, without limitation, its reasonable attorneys' fees and expenses) entered against, paid or incurred by the Company. TFCY hereby warrants and represents that there has been no assignment, conveyance, encumbrance, hypothecation, pledge or other transfer of any interest or any matter covered by this Agreement. If, for any reason, a court of competent jurisdiction shall hold by final non-appealable order that any Released Claim purported to be released hereby is not so released, then this Agreement shall nonetheless be and remain effective with respect to each and every other Released Claim released hereby.

5. For and in consideration of the promises, forbearances and agreements provided by TFCY and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby releases and forever discharges TFCY, together with its past, present and future officers, directors, shareholders, employees, agents, representatives, customers, subsidiaries, parent companies and affiliates, and their successors, heirs and assigns, from any and all claims, demands, damages, actions, causes of action, suits, debts, liabilities and obligations, liens, costs and expenses of any nature, character and description, known or unknown, accrued or not yet accrued, anticipated or unanticipated, arising from or related to any and all business transactions, contracts, or other activities between or among the parties from the beginning of time to the date hereof.

6. If Company brings any suit, claim, action or other proceeding against TFCY and/or any of the persons or entities subject to the release of claims set forth in paragraph 5 hereof, whether in administrative proceedings, arbitration, at law, in equity and/or mixed, with regard to any matter related to, connected with or arising out of any claims subject to the release of claims, then the Company agrees to indemnify and hold harmless TFCY and any person subject to the release of claims in the amount of any final monetary judgment or settlement and any related costs (including without limitation attorney fees and litigation expenses) entered against, paid or incurred by TFCY. The Company hereby represents and warrants that there has been no assignment, conveyance, hypothecation, encumbrance, pledge or other transfer of any interest or any matter covered by this Agreement. If for any reason, a court of competent jurisdiction shall hold by final non-appealable order that any of the claims released pursuant to paragraph 5 hereof were not or cannot be released, then this Agreement shall nonetheless remain in full force and effect as to any and all other claims subject to release pursuant to paragraph 5.

7. This Agreement sets forth the entire agreement of the parties relating to the subject matter hereof and supersedes any other agreement verbal or written. Both Company and TFCY acknowledge that they have consulted legal counsel regarding the contents and effect of this Agreement and that they are entering into this agreement knowing that doing so will terminate their right to assert any legal claims against the other party in the future.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles that would result in the application of the substantive law of another jurisdiction. This Release may not be amended or modified except by an instrument in writing signed by each party.

THE PARTIES AGREE THIS RELEASE MAY BE DELIVERED AND/OR RETURNED BY TELEPHONE FACSIMILE IN ONE OR MORE COUNTERPART COPIES, AND THE PARTIES MAY RELY UPON THE SIGNATURES HERETO WHETHER IN ORIGINAL OR FACSIMILE COPY.


Dated  June  21,  2005


AGREED  AND  ACCEPTED

By 21st Century Technologies, Inc. and duly authorized to sign:

By:  /s/  John R. Dumble_
Name:  John R. Dumble
Title: Chief Executive Officer


By Jane Butel Corporation and duly authorized to sign:

By:  /s/  Douglas D'Agata
Name:  Douglas D'Agata
Title: Interim Chief Executive Officer